CERTIFICATE OF INSURANCE

This is to certify that the following policy(s), subject to the terms, conditions, limitations and endorsements contained therein, and during their effective period, have been issued by the insurance company(s) listed below. NOTE: The inclusion of persons or entities as "Insureds" only applies to that persons' or entities' contingent liability arising out of the operations of the Named Insured, which are the subject of coverage under a policy or policies referenced herein, unless otherwise noted.

CERTIFICATE HOLDER:
The Port Authority of New York and New Jersey
2 Montgomery Street, 3rd Floor
Jersey City, NJ 07302

NAMED INSURED:
Baltia Air Lines, Inc.
Terminal 4, Room 161.022
JFK International Airport
Jamaica, NY 11430

This will confirm that the policies, as generally described below, are subject to all terms, conditions and exclusions contained in such policies issued to the insured.

COVERAGE: *Comprehensive Aviation General Liability including Airport Premises Liability, Bodily Injury, Property Damage and Contractual Liability*

POLICY PERIOD: *12:01 A.M. December 24, 2015 to 12:01 A.M. December 24, 2016*

INSURER & POLICY NUMBER: *Catlin Insurance Company, Inc. Policy #NAF4043390*

LIMITS OF LIABILITY: *$1,000,000 Each Occurrence with an Aggregate of $2,000,000. (Note aggregate may be reduced due to paid claims)*

DESCRIPTION OF INSURANCE: *The Certificate holder including its officers, employees and representatives are included as insureds and shall be provided 30 days notice of cancellation, 10 days in the event of non-payment.*

As respects each Certificate Holder(s) respective interests, this Certificate of Insurance shall automatically terminate upon the earlier of: (i) Policy expiration; (ii) Cancellation of the policies prior to policy expiration, as notified to the Certificate Holder(s) as required herein; (iii) agreed termination of the Contract(s); and/or in the case of physical damage insurance relating to those Certificate Holder(s) who have insurable interest in the Equipment as of the date of issuance of this Certificate of Insurance: agreed termination of the Named Insured's and/or the Certificate Holder(s) insurable interest in the Equipment. This Certificate of Insurance is issued as a summary of the insurances under the policies noted above and confers no rights upon the Certificate Holder(s) as regards the insurances other than those provided by the policies. The undersigned has been authorized by the above insurers to issue this certificate on their behalf and is not an insurer and has no liability of any sort under the above policies as an insurer as a result of this certification.

Certificate Number: 03
Date of Issue: December 23, 2015

Marie Fini

Authorized Representative ***Marie Fini***
Aviation Risk Management Associates, Inc.
377 W. Virginia St. Crystal Lake, IL 60014
P. 815-356-8811 F. 815-356-8822